Exhibit 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of December     , 2004 (this “Security Agreement”), is made by Velocity Express Corporation, a Delaware corporation and Velocity Express, Inc., a Delaware corporation (collectively with their subsidiaries, the “Company,” or “Grantor”), in favor of those persons listed on the signature pages attached hereto (the “Secured Parties”).

RECITALS

WHEREAS, concurrently with this Security Agreement, the Secured Parties are entering into a securities purchase agreement (the “Purchase Agreement”) by and among the Company and the Secured Parties; and

WHEREAS, pursuant to the Purchase Agreement, Secured Parties are purchasing from the Company secured convertible notes for an aggregate $21,000,000 (the “Notes”), which upon approval of the Proposals (as defined in the Purchase Agreement), and the satisfaction of certain other conditions, shall automatically convert into shares of Series M Convertible Preferred Stock, par value $0.004 per share of the Company; and

WHEREAS, the Secured Parties have purchased the Notes, of even date herewith, to be secured by the Company’ rights in and to the Collateral (as defined below); and

WHEREAS, as a condition to the performance by the Secured Parties of the conditions and obligations under the Notes, the Company is required to execute and deliver this Security Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Secured Parties agree as follows:

AGREEMENT

ARTICLE	I. Definitions.

Section 1.1. Certain Terms. The following terms when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“BET” means BET Associates, L.P., a Delaware limited partnership.

“BET Obligations” means all indebtedness of Borrower to BET provided for under the BET Purchase Agreement.

“BET Purchase Agreement” means the Note Purchase Agreement dated as of November 26, 2003 among Borrower and BET, as amended, restated, supplemented or otherwise modified from time to time.

“Borrower” means Velocity Express Corporation, a Delaware Corporation.

“Collateral” shall be as set forth on Exhibit A.

“The Company” is defined in the preamble.

“Discharge of Senior Obligations” and/or “Discharge of BET Obligations” means (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate set forth in the Senior Loan Agreement or the BET Purchase Agreement, as applicable, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) and premium, if any, on all Senior Obligations or BET Obligations, as applicable, (b) payment in full in cash of all other Senior Obligations or BET Obligations, as applicable, that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (c) termination or cash collateralization (in an amount reasonably satisfactory to the Senior Agent) of all letters of credit issued under the Senior Loan and (d) termination of all other commitments of the Senior Agent or Senior Secured Parties under the Senior Loan Agreement.

“Event of Default” shall mean an Event of Default under the Notes.

“Insolvency or Liquidation Proceeding” shall mean, with respect to any person, any (a) insolvency, bankruptcy, receivership, reorganization, readjustment, composition or other similar proceeding relating to such person or its property or creditors in such capacity, (b) proceeding for any liquidation, dissolution or other winding up of such person, voluntary or involuntary, whether or not involving insolvency or proceedings under the Bankruptcy Code, whether partial or complete and whether by operation of law or otherwise, (c) assignment for the benefit of creditors of such person or (d) other marshalling of the assets of such person.

“Loan Parties” means the Borrower and any guarantor of the Note Obligations.

“Note Obligations” shall mean all indebtedness, obligations and liabilities of the Company to the Secured Parties arising under or in connection with the Notes, including, without limitation, principal and interest.

“Notes” are defined in the recitals.

“Person” means an individual, corporation, limited liability company, partnership, trust, unincorporated association, joint venture, joint-stock company, governmental authority or any other entity.

“Purchase Agreement” is defined in the recitals.

“Secured Parties” are defined in the preamble.

“Security Agreement” is defined in the preamble.

“Senior Agent” means Bank of America, N.A.

“Senior Loan Agreement” means the Loan and Security Agreement dated as of November 26, 2003 among Senior Agent, Secured Parties and Senior Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.

“Senior Obligations” means all Obligations as defined in the Senior Loan Agreement.

“Senior Secured Parties” means the lenders from time to time party to the Senior Loan Agreement.

“Termination Date” means the date on which all of the Note Obligations have been paid in full.

“UCC” means the New York Uniform Commercial Code, as amended, including its preamble and recitals.

UCC Definitions. Unless otherwise defined herein or in the Notes or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Security Agreement (whether or not capitalized herein), including its preamble and recitals, with such meanings.

ARTICLE II. Security Interest.

Section 2.1. Grant of Security Interest. In order to secure the full and punctual payment of the Note Obligations in accordance with the terms thereof, and to secure the performance of all of the obligations of the Company hereunder, the Company hereby assigns, pledges, hypothecates, charges, mortgages, deliver and transfers to the Secured Parties, for their benefit, and hereby grants to the Secured Parties, for their benefit, a continuing security interest in and to the Collateral, and all of its rights and privileges with respect thereto, and all proceeds therefrom and substitutions thereof.

Section 2.2. Security for Obligations. This Security Agreement and the Collateral in which the Secured Parties are granted a security interest hereunder by the Company secures the payment of all Note Obligations of the Company now or hereafter existing.

Section 2.3. Delivery of Collateral. All Collateral shall be delivered to the Secured Parties by the Company endorsed to the order of the Secured Parties, and accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Parties.

Section 2.4. Security Interest Absolute, etc. This Security Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect until the Termination Date. All rights of the Secured Parties and the security interests granted to the Secured Parties for their benefit hereunder, and all obligations of the Company hereunder, shall, in each case, be absolute, unconditional, final and irrevocable irrespective of:

(a) the failure of the Secured Parties:

(i) to assert any claim or demand or to enforce any right or remedy against any obligor or any other Person, or

(ii) to exercise any right or remedy against any guarantor of, or collateral securing, any Note Obligations;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Note Obligations, or any other extension, compromise or renewal of any Note Obligation;

(c) any reduction, limitation, impairment or termination of any Note Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Company hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Note Obligations or otherwise;

(d) any addition, exchange or release of any Collateral or of any Person that is (or will become) a guarantor of the Note Obligations, or any surrender or non-perfection of any Collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by the Secured Parties securing any of the Note Obligations; or

(e) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any obligor, any surety or any guarantor.

Section 2.5. Subordination.

(a) Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Note Obligations granted on the Collateral or of any Liens securing the Senior Obligations or the BET Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any applicable law or the provisions of the

Notes, the Purchase Agreement, or any other circumstance whatsoever, the Secured Parties each hereby agree that: (i) any Lien on the Collateral securing any Senior Obligations or BET Obligations now or hereafter held by or on behalf of the Senior Agent, the Senior Secured Parties or BET or any agent or trustee therefor, regardless of how acquired, whether by judgment, grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any of the Note Obligations, regardless of how acquired, whether by judgment, grant, possession, statute, operation of law, subrogation or otherwise and (ii) any Lien on the Collateral now or hereafter held by or on behalf of the Secured Parties or any agent or trustee therefor regardless of how acquired, whether by judgment, grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any Senior Obligations or BET Obligations. All Liens on the Collateral securing any Senior Obligations or BET Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Note Obligations for all purposes, whether or not such Liens securing any Senior Obligations or BET Obligations are subordinated to any Lien securing any other obligation of Borrower or any other Person. Each Secured Party expressly agrees that any Lien purported to be granted on any Collateral as security for the Senior Obligations or BET Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Note Obligations for all purposes regardless of whether the Lien purported to be granted is found to be improperly granted, improperly perfected, a fraudulent conveyance or legally or otherwise deficient in any manner.

(b) So long as the Senior Obligations and BET Obligations have not been paid in full, any Collateral or proceeds thereof received by any Secured Party shall be segregated and held in trust and forthwith paid over in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct (i) to the Senior Agent for the benefit of the Senior Secured Parties until the Senior Obligations have been paid in full, and then (ii) to BET until the BET Obligations have been paid in full. The Senior Agent and BET are each hereby authorized to make any such endorsements as agent for the Secured Parties. This authorization is coupled with any interest and is irrevocable until such time as both the Senior Obligations and the BET Obligations are paid in full.

This Section 2.5 and Section 6.5 (Insolvency or Liquidation Proceedings) may not be amended, supplemented or otherwise modified without the prior written consent of Senior Agent and BET.

ARTICLE III. Representations and Warranties.

Section 3.1. In order to induce the Secured Parties to enter into and perform the Note Obligations, the Company represents and warrants to the Secured Parties that as to the Collateral:

(a) The Company is the legal and beneficial owners of such Collateral;

(b) the granting of the security interest pursuant to the terms of this Security Agreement, together with the filing of appropriate financing statements, creates a valid and perfected lien on and security interest in such Collateral in favor of the Secured Parties;

(c) none of such Collateral is subject to any existing claim, lien, charge, security interest or other encumbrance of any kind whatsoever (collectively, “Lien”), except for the perfected first security interest therein granted to Fleet Capital Corporation, a Rhode Island corporation and BET Associates, L.P., a Delaware limited partnership (the “Permitted Encumbrances”), the security interest therein granted to the Secured Parties hereby, and except as otherwise permitted pursuant to the terms of this Security Agreement;

(d) the execution of this Security Agreement, the compliance with its terms and the granting of the security interest set forth herein does not violate any contract between the Company and any other party; and

(e) this Security Agreement does not violate any agreement, instrument, document, judgment, injunction or writ by which the Company or their assets are bound.

ARTICLE IV. Covenants.

Section 4.1. Further Encumbrances. The Company shall not, without the prior written consent of the Secured Parties, enter into any agreement or execute any document or perform or permit the performance of any act that would result in, give rise to or create any senior or pari passu Lien on Secured Parties’ Collateral (with the sole exception of documents relating to and securing the Permitted Encumbrances).

Section 4.2. Further Assurances, etc. The Company agrees that, from time to time, at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Secured Parties may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable such Secured Parties to exercise and enforce its rights and remedies hereunder with respect to any Collateral. The Company agrees that it will not change (i) its name, identity or structure in any manner or (ii) its location unless it shall have given the Secured Parties not less than ten (10) days’ prior notice thereof.

ARTICLE V. Voting Power and Dividends. Unless and until an Event of Default shall have occurred and be continuing, the Company shall be entitled to exercise all voting powers in all corporate matters pertaining to the Collateral for any purpose not inconsistent with, or in violation of, the provisions of this Security Agreement, and shall be entitled to receive any dividends or other distributions from the Company relating to such Collateral. If an Event of Default shall have occurred and be continuing, the Secured Parties shall have the right to the extent permitted by law, and the Company shall take all such action as may be necessary or appropriate to give effect to such right, to exercise all voting powers in all corporate matters pertaining to the Collateral and shall be entitled to receive any dividends or other distributions from the Company relating to such Collateral.

ARTICLE VI. The Secured Parties.

Section 6.1. Secured Parties Appointed Attorney-in-Fact. The Company hereby irrevocably appoint the Secured Parties as its attorneys-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Secured Parties’ discretion, following the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Secured Parties may deem necessary or advisable to accomplish the purposes of this Security Agreement, including:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) immediately above;

(c) to file any claims or take any action or institute any proceedings which the Secured Parties may deem necessary or desirable for the collection of any of their Collateral, or otherwise to enforce their rights with respect to any of their Collateral;

(d) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Secured Parties were the absolute owner thereof; and

(e) to perform the affirmative obligations of the Company hereunder.

The Company hereby acknowledges, consents and agrees that the powers of attorney granted pursuant to this Section 6.1 are irrevocable and coupled with an interest.

Section 6.2. Secured Parties May Perform. If the Company fails to perform any agreement contained herein, the Secured Parties may perform, or cause performance of, such agreement, and the expenses of the Secured Parties incurred in connection therewith shall be payable by the Company.

Section 6.3. Secured Parties Have No Duty. The powers conferred on the Secured Parties hereunder are solely to protect their interests in the Collateral, and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in their possession and the accounting for monies actually received by it hereunder, the Secured Parties shall have no duty as to any Collateral or responsibility for:

(a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any investment property, whether or not the Secured Parties have or is deemed to have knowledge of such matters, or

(b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

Section 6.4. Reasonable Care. Beyond the exercise of reasonable care in the custody thereof and the in the accounting for moneys actually received by them hereunder, the Secured Parties shall have no duty as to any Collateral in their possession or control or in the possession or control of any agent or bailee. The Secured Parties shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which they accord its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Secured Parties in good faith.

Section 6.5. Insolvency or Liquidation Proceedings.

(a) Finance and Sale Issues. Until the Discharge of Senior Obligations and the BET Obligations has occurred, if the Borrower or any other Loan Party shall be subject to any Insolvency or Liquidation Proceeding and the Senior Agent shall desire to permit the use of cash collateral on which the Senior Agent or any other creditor has a Lien or to permit the Borrower or any other Loan Party to obtain financing, whether from the Senior Secured Parties or any other entity, under Section 363 or Section 364 of Title 11 of the United States Code of any similar Bankruptcy Law (each a “DIP Financing”), then the Secured Parties agree that they will raise no objection to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except as expressly agreed by the Senior Agent or to the extent permitted by Section 6.5(c)) and, to the extent the Liens securing the Senior Obligations and/or BET Obligations are subordinated or pari passu with such DIP Financing, the Secured Parties will subordinate their Liens in the Collateral to the Liens securing such DIP Financing (and all obligations relating thereto).

(b) Adequate Protection. Secured Parties agree that none of them shall contest (or support any other person contesting) (a) any request by the Senior Agent, Senior Secured Parties or BET for adequate protection, (b) any objection by Senior Agent, Senior Secured Parties or BET to any motion relief, action or proceeding based on Senior Agent, Senior Secured Parties or BET claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts to Senior Agent, Senior Secured Parties or

BET under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding the foregoing provisions in this Section 6.5(b), in any Insolvency or Liquidation Proceeding, (i) if the Senior Agent, Senior Secured Parties or BET (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing, then the Secured Parties may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the Senior Obligations, the BET Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Note Obligations are so subordinated to the Senior Obligations and the BET Obligations under this Agreement, and (ii) not in limitation of Section 6.5(a), in the event the Secured Parties seek or request adequate protection in respect of Note Obligations and such adequate protection is granted in the form of additional collateral, then the Secured Parties agree that Senior Agent and BET shall also be granted a senior Lien on such additional collateral as security for the Senior Obligations and the BET Obligations and for any such DIP Financing provided by the Senior Secured Parties and that any Lien on such additional collateral securing the Note Obligations shall be subordinated to the Liens on such collateral securing the Senior Obligations and the BET Obligations and any such DIP Financing provided by the Senior Secured Parties (and all obligations relating thereto) and to any other Liens granted to the Senior Secured Parties and/or BET as adequate protection on the same basis as the other Liens securing the Note Obligations are so subordinated to such Senior Secured Obligations and BET Obligations under this Agreement. Except as set forth in this Section 6.5(b), the Secured Parties shall not be limited from seeking adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding (including, without limitation, adequate protection in the form of cash payments of interest or otherwise).

(c) Avoidance Issues. If any Agent, a Senior Secured Party or BET is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower or any other Loan Party any amount (a “Recovery”), then such Agent, Senior Secured Party or BET, as applicable, shall be entitled to a reinstatement of Senior Secured Obligations or BET Obligations, as applicable, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery or any finding of the invalidity of a Lien of Senior Agent or BET, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

ARTICLE VII. Remedies.

Section 7.1. Certain Remedies. If an Event of Default shall have occurred and be continuing:

(a) The Secured Parties may exercise, in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to them, all the rights and remedies of a Secured Parties on default under the UCC (whether or not the UCC applies to the affected Collateral), and also may:

(i) require the Company to, and the Company hereby agrees that it will, at its own expense and upon request of the Secured Parties, assemble all or part of the Collateral as directed by the Secured Parties and make it available to the Secured Parties at a place to be designated by the Secured Parties which is reasonably convenient to both parties; and

(ii) without notice except as specified below, sell the Collateral or any part thereof in one or more portions at public or private sale, at the Secured Parties’ offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Parties may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least thirty (30) days’ prior notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Parties shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Secured Parties may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) All cash proceeds received by the Secured Parties in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral, shall be applied by the Secured Parties against all or any part of the Company’s obligations to the Secured Parties.

(c) The Secured Parties may, in respect of the Collateral:

(i) transfer all or any part of the Collateral into the name of the Secured Parties or their respective nominees, with or without disclosing that such Collateral is subject to the lien hereunder;

(ii) notify the parties obligated on any of the Collateral to make payment to the Secured Parties of any amount due or to become due thereunder;

(iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

(iv) endorse any checks, drafts, or other writings in the Company’s name to allow collection of the Collateral;

(v) take control of any proceeds of the Collateral; and

(vi) execute (in the name, place and stead of the Company) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

Section 7.2. Compliance with Restrictions. The Company agrees that in any sale of any of the Collateral, whenever an Event of Default shall have occurred and be continuing, the Secured Parties are hereby authorized to comply with any limitation or restriction in connection with such sale as they may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority or official, and the Company further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Secured Parties be liable nor accountable to the Company for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction. The Company will execute and deliver such documents and take such other action as the Secured Parties deem necessary or advisable in order that any such sale may be made in compliance with law.

Section 7.3. Protection of Collateral. The Secured Parties may from time to time, at their option, perform any reasonable act which the Company fails to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default), and the Secured Parties may from time to time take any other action which the Secured Parties reasonably deem necessary for the maintenance, preservation or protection of any of the Collateral or of their security interest therein.

ARTICLE VIII. Miscellaneous.

Section 8.1. Binding on Successors, Transferees and Assigns; Assignment. This Security Agreement shall remain in full force and effect until the Termination Date has occurred, shall be binding upon the Company and their successors, transferees and assigns, and shall inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. The Company may not assign any of its obligations under this Security Agreement without the prior written consent of the Secured Parties.

Section 8.2. Amendments, etc. No amendment to or waiver of any provision of this Security Agreement, nor consent to any departure by the Company from its obligations under this Security Agreement, shall in any event be effective unless the same shall be in writing and signed by the Secured Parties and the Company to be bound thereby.

Section 8.3. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested

(or by the most nearly comparable method if mailed from or to a location outside of the United States of America) or by Federal Express, Express Mail, or mail nationally recognized overnight delivery or courier service, or delivered in person or by facsimile, or similar telecommunications equipment, against receipt therefor at the address of such party set forth in this Section (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 8.3).

Secured Parties:

[see addresses as set forth on the signature page(s) attached hereto]

The Company/Grantor:

Velocity Express Corporation

One Morningside Drive North

Building B — Suite 300

Westport, CT 06880

Tel:

Fax:

Such addresses may be changed by notice given as provided in this subsection. Notices shall be effective upon the date of receipt; provided, however, that a notice sent via telecopier shall be deemed effective upon the date indicated on proof of transmittal; notice sent via overnight delivery shall be deemed effective two (2) business days after deposit with such delivery service; and notice sent by U.S. certified mail shall be deemed effective five (5) business days after deposit with the U.S. mail.

Section 8.4. Termination; Release of Liens. Upon the Termination Date, the security interests granted herein shall automatically terminate with respect to the Collateral. Upon any such termination and at the expense of the Company, the Secured Parties will promptly deliver to the Company all Collateral held by the Secured Parties, and execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination, including without limitation any termination statements required under the UCC or otherwise. Following the Termination Date, the Secured Parties hereby irrevocably appoint the Company as its attorneys-in-fact, with full authority in the place and stead of the Secured Parties, to take any action and to execute any instrument which the Company may deem necessary or advisable to accomplish the termination of this Security Agreement with respect to the Collateral.

Section 8.5. No Waiver; Remedies. In addition to, and not in limitation of Section 2.3, no failure on the part of the Secured Parties to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 8.6. Headings. The various headings of this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provisions thereof.

Section 8.7. Severability. Any provision of this Security Agreement, which is prohibited or unenforceable in any jurisdiction, shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 8.8. Governing Law; Jurisdiction and Venue. THIS SECURITY AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. The Company irrevocably and unconditionally consent to submit to the jurisdiction of the federal and state courts located in New York City, New York in connection with any action or proceeding arising out of or relating to this Security Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Security Agreement, or a breach of this Security Agreement or any such document or instrument (and agrees not to commence any action or proceeding relating to any of the foregoing except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 8.3 shall be effective service of process for any action or proceeding brought against it in any such court. The Company irrevocably and unconditionally waives, to the full extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Security Agreement brought in the courts of the State of New York or of the United States of America in each case located in the County of New York, and further irrevocably and unconditionally waives, to the full extent permitted by law, any claim that any such action or proceeding brought in such State or County has been brought in an inconvenient forum.

Section 8.9. Entire Agreement. This Security Agreement and the Notes constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior or contemporaneous agreements, written or oral, with respect thereto.

Section 8.10. Counterparts. This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

[Signature Page to follow]

IN WITNESS WHEREOF, each of the parties hereto has this Security Agreement as of the date first above written.

THE COMPANY:

VELOCITY EXPRESS CORPORATION

By
Name:
Title:

VELOCITY EXPRESS, INC.

By
Name:
Title:

SECURED PARTIES:
SPECIAL SITUATIONS FUND III, L.P.

By:
	Name:	Austin W. Marxe
	Title:	General Partner

Address for Notice:

153 E. 53rd Street

55th Floor

New York, NY 10022

SPECIAL SITUATIONS CAYMAN FUND, L.P.

By:
Name:	Austin W. Marxe
Title:	General Partner

Address for Notice:

153 E. 53rd Street

55th Floor

New York, NY 10022

SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

By:
Name:	Austin W. Marxe
Title:	General Partner

153 E. 53rd Street

55th Floor

New York, NY 10022

SCORPION CAPITAL PARTNERS, L.P.

By:
Name:
Title:

Address for Notice:

SCORPION ACQUISITION LLC

By:
Name:
Title:

Address for Notice:

PEQUOT SCOUT FUND, L.P. By Pequot Capital Management, Inc. as Investment Manager

By:
Name:	Aryeh Davis
Title:	General Counsel

Address for Notice:

PEQUOT NAVIGATOR ONSHORE FUND, L.P. By Pequot Capital Management, Inc. as Investment Manager

By:
Name:	Aryeh Davis
Title:	General Counsel

Address for Notice:

PEQUOT NAVIGATOR OFFSHORE FUND, INC. By Pequot Capital Management, Inc. as Investment Advisor

By:
Name:	Aryeh Davis
Title:	General Counsel

Address for Notice:

PREMIUM SERIES PCC LIMITED - CELL 33

By:
Name:	Michael Griffin
Title:	Authorized Signatory

Address for Notice:

Jack Duffy

Address for Notice:

Dolph DiBiaso
Address for Notice:

Vincent Wasik
Address for Notice:

Mark Kesselman
Address for Notice:

TH LEE PUTNAM VENTURES, L.P.

By: TH Lee Putnam Fund Advisors, L.P.,
its General Partner

By: TH Lee Putnam Fund Advisors, LLC,
its General Partner

By:
Name: James Brown
Title: Managing Director

Address for Notice:	TH Lee Putnam Ventures, L.P. 200 Madison Avenue, Suite 1900 New York, NY 10016
TH LEE PUTNAM PARALLEL VENTURES, L.P.

By: TH Lee Putnam Fund Advisors, L.P.,
its General Partner

By: TH Lee Putnam Fund Advisors, LLC,
its General Partner

By:
Name: James Brown
Title: Managing Director

Address for Notice:	c/o TH Lee Putnam Ventures, L.P. 200 Madison Avenue, Suite 1900 New York, NY 10016

THLi COINVESTMENT PARTNERS, LLC

By: TH Lee Putnam Fund Advisors, L.P.,
its General Partner

By: TH Lee Putnam Fund Advisors, LLC,
its General Partner

By:
Name: James Brown
Title: Managing Director

Address for Notice:	c/o TH Lee Putnam Ventures, L.P. 200 Madison Avenue, Suite 1900 New York, NY 10016
BLUE STAR I, LLC

By:
Name: Thomas H. Lee
Title: Managing Member

Address for Notice:	c/o TH Lee Putnam Ventures, L.P. 200 Madison Avenue, Suite 1900 New York, NY 10016

EXHIBIT A

Collateral

Velocity Express Corporation, a Delaware corporation and Velocity Express, Inc., a Delaware corporation (together with their subsidiaries, the “Company”) grants Secured Parties a security interest in the Company’s property described hereafter (the “Collateral”) to secure the payment and performance of the Note Obligations, whether such Note Obligations currently exist or are hereafter created or incurred, and whether such Note Obligations are or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, joint, several, or joint and several. The Collateral shall include:

(i) (A) all investment property in which the Company has an interest, and (B) all other capital securities which are interests in corporations, limited liability companies or partnerships in which the Company has an interest, in each case together with dividends and distributions payable in respect of the Collateral described in the foregoing clauses (i)(A) and (i)(B);

(ii) all assets, including without limitation all goods, equipment and inventory in all of its forms of the Company;

(iii) all accounts, contracts, contract rights, chattel paper, documents, instruments, promissory notes and general intangibles (including tax refunds and all payment intangibles) of the Company, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights of the Company now or hereafter existing in and to all security agreements, guaranties, leases and other contracts securing or otherwise relating to any such accounts, contracts, contract rights, chattel paper, documents, instruments, promissory notes, general intangibles and payment intangibles (all of the foregoing collectively referred to as the “Receivables”, and any and all such security agreements, guaranties, leases and other contracts collectively referred to as the “Related Contracts”);

(iv) all Intellectual Property Collateral of the Company;

(v) all deposit accounts of the Company;

(vi) all of the Company’s letter of credit rights;

(vii) all commercial tort claims in which the Company has rights (including as a plaintiff);

(viii) all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing;

(ix) all of the Company’s other property and rights of every kind and description and interests therein; and

(x) all products, offspring, rents, issues, profits, returns, income, supporting obligations and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (i) through (x), and, to the extent not otherwise included, all payments under insurance (whether or not a Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral).

“Intellectual Property Collateral” means, collectively, the Copyright Collateral, the Trademark Collateral and the Trade Secrets Collateral.

“Copyright Collateral” means all copyrights of the Company, whether statutory or common law, registered or unregistered and whether published or unpublished, now or hereafter in force throughout the world including all of the Company’s rights, titles and interests in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation, all copyright licenses, the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, all extensions and renewals of any thereof and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Trademark Collateral” means:

(i)	all trademarks, trade names, corporate names, domain names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office (including those trademarks listed on Schedule A attached hereto) or in any office or agency of the United States of America or any State thereof or any other country or political subdivision thereof or otherwise, and all common law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as the “Trademark”);

(ii)	all Trademark licenses for the grant by or to the Company of any right to use any Trademark; and

(iii)	all of the goodwill of the business connected with the use of, and symbolized by the items described in, clause (i), and to the extent applicable clause (ii);

(iv)	the right to sue third parties for past, present and future infringements of any Trademark Collateral described in clause (i) and, to the extent applicable, clause (ii); and

(v)	all proceeds of, and rights associated with, the foregoing, including any claim by the Company against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license and all rights corresponding thereto throughout the world.

“Trade Secrets Collateral” means all common law and statutory trade secrets and all other confidential, proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of the Company (all of the foregoing being collectively called a “Trade Secret”), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

SCHEDULE A

Trademarks